UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2006

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2006, CNL Income GW WI-Del, LP and CNL Income GW Sandusky, LP (collectively, the "Borrowers"), entities in which Great Wolf Resorts, Inc. (the "Company") holds an indirect 30% interest, entered into a loan agreement (the "Loan Agreement"), pursuant to which the Borrowers borrowed $63 million (the "Loan") from NSPL, Inc.
The portion of the Loan proceeds received by the Company (approximately $18.6 million) will be used to fund the Company’s current and future development projects.
The Loan is secured by, among other collateral, the interests of the Borrowers and certain affiliates of the Borrowers, in the Great Wolf Lodge resorts located at Wisconsin Dells and Sandusky, Ohio.
The Loan is for a term of 7 years. Debt service payments are monthly, in arrears. Until March 31, 2009, only interest is payable and, thereafter, principal and interest are payable based on a 30-year amortization schedule. The interest rate is 6.080% per annum.
The Loan is not prepayable until the payment date in December 2012. The Loan may be defeased in its entirety from the earlier to occur of the payment date in March 2010 or two years after securitization, until the payment date in December 2012. In addition, during the period when total defeasance is permitted, the Sandusky, Ohio property may be released as collateral upon a partial defeasance equal to 115% of the allocated loan amount for the Sandusky property and the satisfaction of certain loan-to-value and debt coverage tests.
Under the terms of the Loan Agreement, and event of default may occur upon, among other things:
- non-payment of interest and/or principal
- the Borrower's failure to comply with the terms of the Loan Agreement, which failure continues for 10 days with respect to a monetary default and 30 days (plus up to an additional 60 days if reasonably necessary to cure) with respect to a non-monetary default after notice (or, in certain cases, without notice or with shorter notice)
- the occurrence of bankruptcy or insolvency events with respect to the Borrower
- the occurrence of an event of default under any ancillary loan document

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)

The following exhibit is attached to this report:

1.1 Loan Agreement dated March 1, 2006, among CNL Income GW WI-DEL, LP, CNL Income GW Sandusky, LP, and NSPL, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

March 2, 2006	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

1.1	Loan Agreement dated March 1, 2006